Adamis Pharmaceuticals Corporation 10-Q

Exhibit 10.5

LOAN AMENDMENT, FORBEARANCE AND ASSUMPTION AGREEMENT

THIS LOAN AMENDMENT, FORBEARANCE AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of April _____, 2016 (the “Agreement Date”), by and among 4 HIMS, LLC, an Arkansas limited liability company (“4 HIMS”), Tribute Labs, LLC, a Nevada limited liability company (“Tribute”), US Compounding, Inc., an Arkansas corporation (“USC”) (4 HIMS, Tribute and USC are collectively hereinafter referred to as the “Initial Loan Parties”); EDDIE GLOVER, an individual, and WILLIAM L. SPARKS, an individual; and KRISTEN RIDDLE, an individual (collectively, the “Individual Guarantors”); Adamis Pharmaceuticals Corporation, a Delaware corporation (“Adamis”); and Bear State Bank, INC., a national banking association (“Bank”).

BACKGROUND

A.

Pursuant to that certain Business Loan Agreement (as modified, amended or supplemented, the “4 HIMS Loan Agreement”) dated as of August 8, 2014, entered into by and between 4 HIMS, as borrower, and Bank, as lender, Bank agreed to make a loan, Loan No. 5500000152 (the “4 HIMS Loan”) to 4 HIMS in the initial principal amount of up to Two Million Five Hundred Eight-Six Thousand Eight Hundred Ninety-Two and 09/100 Dollars ($2,586,892.09). The 4 HIMS Loan is evidenced by that certain Commercial Promissory Note (as modified, amended or supplemented, the “4 HIMS Note”) dated as of August 8, 2014, executed by 4 HIMS in favor of Bank. The 4 HIMS Note is secured by, among other things, that certain Commercial Real Estate Mortgage (as modified, amended or supplemented, the “4 HIMS Mortgage”) dated as of August 8, 2014, executed by 4 HIMS in favor of Bank and recorded in the Official Records of Faulkner County as Doc #2014-11418, encumbering certain real property more particularly described in the 4 HIMS Mortgage. In connection with the 4 HIMS Loan, 4 HIMS also entered into certain other agreements and instruments, (the 4 HIMS Loan Agreement, the 4 HIMS Note, the 4 HIMS Mortgage and all other documents executed in connection with the 4 HIMS Loan, all as previously modified, amended or supplemented, collectively referred herein as the “4 HIMS Loan Documents”). The Eddie Glover and William L. Sparks (collectively the “4 HIMS Individual Guarantors”) and USC guaranteed repayment of the 4 HIMS Loan pursuant to those certain documents each titled Guaranty of Specific Transaction (such guarantees by the 4 HIMS Individual Guarantors and USC, as may be modified, amended or supplemented, referred to as the “4 HIMS Guarantees”) dated as of August 8, 2014, entered into by each of them for the benefit of Bank.

B.

Pursuant to that certain Business Loan Agreement (as modified, amended or supplemented, the “Tribute Loan Agreement”) dated as of ____________, 20__, entered into by and between Tribute, as borrower, and Bank, as lender, Bank agreed to make a loan, Loan No. 55000024132 (the “Tribute Loan”) to Tribute in the initial principal amount of ___________________________ and __/100 Dollars ($___________). The Tribute Loan is evidenced by that certain Commercial Promissory Note (as modified, amended or supplemented, the “Tribute Note”) dated as of ___________, 20___, executed by Tribute in favor of Bank. The Tribute Note is secured by, among other things, [___________________] encumbering certain personal property of Tribute. In connection with the Tribute Loan, Tribute also entered into certain other agreements and instruments, (the Tribute Loan Agreement, the Tribute Note and all other documents executed in connection with the Tribute Loan, all as previously modified, amended or supplemented, collectively referred herein as the “Tribute Loan Documents”). [Eddie Glover, Kristen Riddle and other individuals (“Tribute Individual Guarantors”) guaranteed repayment of the Tribute Loan pursuant to those certain documents titled Guaranty of Specific Transaction (such guarantees by the Tribute Individual Guarantors, as may be modified, amended or supplemented, referred to as the “Guarantees”) dated as of _______________, 20___, entered into by each of them for the benefit of Bank.]

C.

The Bank has made the following loans to USC (collectively, the “USC Loans”)

(a)

that certain loan, Loan No. 55000028497, evidenced by that Business Loan Agreement (as modified, amended or supplemented, the “USC Working Capital Loan Agreement”) dated as of July 14, 2014, entered into by and between USC, as borrower, and Bank, as lender (the “USC Working Capital Loan”) to USC in the initial principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). The USC Working Capital Loan is evidenced by that certain Commercial Line of Credit Agreement and Note (as modified, amended or supplemented, the “USC Working Capital Note”) dated as of July 14, 2014, executed by USC in favor of Bank. The USC Working Capital Loan is secured by, among other things: (i) a first priority security interest in the accounts receivable and inventory of USC, pursuant to that certain Commercial Security Agreement between USC and the Bank (the “USC Working Capital Security Agreement”); and (ii) that certain Commercial Real Estate Mortgage (as modified, amended or supplemented, the “Glover Mortgage”) dated as of December 19, 2014, executed by the Eddie Glover Revocable Trust in favor of Bank and recorded in the Official Records of Faulkner County as Doc #2014-18380, encumbering certain real property more particularly described in the Glover Mortgage (the “Glover Property”) (the collateral referenced in the USC Working Capital Security Agreement, the Glover Property and any other real or personal property, if any, securing the USC Working Capital Loan collectively referred to herein as the “USC Working Capital Property”). In connection with the USC Working Capital Loan, USC also entered into certain other agreements and instruments (the USC Working Capital Loan Agreement, the USC Working Capital Note and all other documents executed in connection with the USC Working Capital Loan, all as previously modified, amended or supplemented, collectively referred herein as the “USC Working Capital Loan Documents”). Individual Guarantors Eddie Glover and Kristen Riddle (“USC Individual Guarantors”) guaranteed repayment of the USC Working Capital Loan pursuant to those certain documents titled Guaranty of Specific Transaction (such guarantees by such USC Individual Guarantors, as may be modified, amended or supplemented, referred to as the “USC Working Capital Guarantees”) dated as of July 14, 2014, entered into by each of them for the benefit of Bank.

(b)

that certain loan, Loan No. 55000028406, evidenced by that Business Loan Agreement (as modified, amended or supplemented, the “USC Equipment Loan Agreement”) dated as of July 14, 2014, entered into by and between USC, as borrower, and Bank, as lender (the “USC Equipment Loan”) to USC in the initial principal amount of One Million and No/100 Dollars ($1,000,000.00). The USC Equipment Loan is evidenced by that certain Commercial Line of Credit Renewal Agreement and Note (as modified, amended or supplemented, the “USC Equipment Note”) dated as of July 14, 2014, executed by USC in favor of Bank. The USC Equipment Loan is secured by, among other things, a first priority security interest in all equipment of USC, pursuant to that certain Commercial Security Agreement between USC and the Bank (the “USC Equipment Security Agreement”) (the collateral referenced in the USC Equipment Security Agreement and any other real or personal property, if any, securing the USC Equipment Loan collectively referred to herein as the USC Equipment Property”). In connection with the USC Equipment Loan, USC also entered into certain other agreements and instruments, (the USC Equipment Loan Agreement, the USC Equipment Note and all other documents executed in connection with the USC Equipment Loan, all as previously modified, amended or supplemented, collectively referred herein as the “USC Equipment Loan Documents”). USC Individual Guarantors guaranteed repayment of the USC Working Capital Loan pursuant to those certain documents titled Guaranty of Specific Transaction (such guarantees by such USC Individual Guarantors, as may be modified, amended or supplemented, referred to as the “USC Equipment Guarantees”) dated as of July 14, 2014, entered into by each of them for the benefit of Bank. For purposes of this Agreement, the USC Working Capital Loan Documents and the USC Equipment Loan Documents are collectively hereinafter referred to as the “USC Loan Documents.” For purposes of this Agreement, the USC Working Capital Property and the USC Equipment Property are collectively hereinafter referred to as the “USC Property.”

D.

For purposes of this Agreement, the 4 HIMS Loan, the Tribute Loan and the USC Loans are collectively hereinafter referred to as the “Existing Loans” and the 4 HIMS Loan Documents, the Tribute Loan Documents and the USC Loan Documents are collectively hereinafter referred to as the “Existing Loan Documents.”

E.

Adamis has agreed to enter into a merger transaction with USC (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated as of March 28, 2016 (the “Merger Agreement”). USC’s principal offices are currently located on the 4 HIMS Property.

(a)

In connection with the Merger and effective as of the closing of the transactions contemplated by the Merger Agreement, Adamis will acquire from 4HIMS the entire fee simple interest in and to the real property and tangible assets that 4HIMS has agreed to sell and transfer to Adamis (the “4 HIMS Property”) pursuant to that certain Purchase and Sale Agreement dated as of March 28, 2016, and entered into by and between Adamis and 4 HIMS for consideration consisting only of the assumption of the 4 HIMS Loan by Adamis.

(b)

Also in connection with the Merger and effective as of the closing of the transactions contemplated by the Merger Agreement, USC will acquire the certain equipment and assets of Tribute (collectively, the “Tribute Property”) pursuant to that certain Asset Purchase Agreement dated March 28, 2016, entered into by and between Tribute and USC for consideration consisting only of the assumption of the Tribute Loan by USC.

F.

Also in connection with the Merger, Adamis has requested, and the Bank has agreed, to extend to Adamis a credit facility in the amount of Two Million and No/100 United States Dollars ($2,000,000.00)(the “Adamis New Loan”), pursuant to a Negotiable Term Promissory Note dated March 28, 2016, in the amount of Two Million and No/100 United States Dollars ($2,000,000.00) and such other agreements and instruments to evidence and secure the Adamis New Loan (all documents executed in connection with the Adamis New Loan, all as may be modified, amended or supplemented, collectively referred herein as the “Adamis New Loan Documents”). The Existing Loans and the Adamis New Loan may be collectively referred to herein as the “Loans.” Adamis and the Initial Loan Parties may be collectively referred to herein as the “Loan Parties.” The Adamis New Loan Documents and the Existing Loan Documents may be collectively referred to herein as the “Loan Documents.” In connection the Merger, the Bank has requested that the Loan Parties enter into this Agreement to evidence the following:

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(a)

The addition of Adamis as a borrower to the Existing Loan Documents, whereby Adamis shall have, effective as of the Merger Closing, all rights, duties, liabilities and obligations under the Existing Loan Documents, and the acceptance and assumption of such rights, duties, liabilities and obligations by Adamis; and the addition of USC as a borrower to the Tribute Loan Documents, whereby USC shall have, effective as of the Agreement Date, all rights, duties, liabilities and obligations under the Tribute Loan Documents, and the acceptance and assumption of such rights, duties, liabilities and obligations by USC.

(b)

The continuation, except as noted below, of each of the Initial Loan Parties’ rights, duties, liabilities and obligations under the Existing Loan Documents as a co-borrower, notwithstanding the acceptance and assumption of such rights, duties, liabilities and obligation by Adamis;

(c)

The removal of Eddie Glover and William L. Sparks as 4 HIMS Individual Guarantors under the 4 HIMS Loan Documents and release of the Glover Mortgage in connection with the USC Working Capital Loan;

(d)

The cross-collateralization of the Loans; and

(e)

The temporary forbearance of certain obligations pursuant to the Existing Loans.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Reaffirmation of Loans.

1.1

4 HIMS Loan.

(a)

4 HIMS represents and warrants that as of the Agreement Date, the outstanding principal balance of the 4 HIMS Note is Two Million Four Hundred Fifty Three Eight Hundred Seventy Six and 12/100 United States Dollars ($2,453,876.12), and payments under the 4 HIMS Note are current through April 1, 2016, and the Bank acknowledges and agrees that to its knowledge such amounts represent the outstanding principal balance of the 4 HIMS Note. The Bank acknowledges and agrees that 4 HIMS is current in its interest payments or other obligations under the 4 HIMS Loan Documents that are due and payable before the Agreement Date.

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(b)

4 HIMS unconditionally and irrevocably agrees to and acknowledges the unqualified and unconditional obligation for the 4 HIMS Loans, without defense, affirmative defense, counterclaim, right of setoff, or other impediment to collection, the same, if existing, being expressly released and waived by 4 HIMS in consideration for the Bank entering into this Agreement. 4 HIMS hereby ratifies, affirms, reaffirms, acknowledges, confirms, and agrees the any 4 HIMS Loan Documents to which it is a party represent the valid, enforceable, and binding obligations of 4 HIMS.

1.2

Tribute Loan.

(a)

Tribute represents and warrants that as of the Agreement Date, the outstanding principal balance of the Tribute Loan is Five Hundred Eighteen Thousand Two Hundred Thirty Three and 24/100 United States Dollars ($518,233.24), and payments under the Tribute Note are current through April 1, 2016, and the Bank acknowledges and agrees that to its knowledge such amounts represent the outstanding principal balance of the Tribute Note. The Bank acknowledges and agrees that Tribute is current in its interest payments or other obligations under the Tribute Loan Documents that are due and payable before the Agreement Date.

(b)

Tribute unconditionally and irrevocably agrees to and acknowledges the unqualified and unconditional obligation for the Tribute Loan, without defense, affirmative defense, counterclaim, right of setoff, or other impediment to collection, the same, if existing, being expressly released and waived by Tribute in consideration for the Bank entering into this Agreement. Tribute hereby ratifies, affirms, reaffirms, acknowledges, confirms, and agrees the any Tribute Loan Documents to which it is a party represent the valid, enforceable, and binding obligations of Tribute.

1.3

USC Loans.

(a)

USC represents and warrants that as of the Agreement Date, the outstanding principal balance of the USC Working Capital Note is Two Million One Hundred Fifteen Thousand Seven Hundred Ninety One and 86/100 United States Dollars ($2,115,791.86), and payments under the USC Working Capital Note are current through April 1, 2016, and the Bank acknowledges and agrees that to its knowledge such amounts represent the outstanding principal balance of the USC Working Capital Note. The Bank acknowledges and agrees that USC is current in its interest payments or other obligations under the USC Working Capital Loan Documents that are due and payable before the Agreement Date.

(b)

USC represents and warrants that as of the Agreement Date, the outstanding principal balance of the USC Equipment Note is Six Hundred Thirty Four Thousand Six Hundred Fifty Seven and 09/100 United States Dollars ($634,657.09), and payments under the USC Equipment Note are current through April 1, 2016, and the Bank acknowledges and agrees that to its knowledge such amounts represent the outstanding principal balance of the USC Equipment Note. The Bank acknowledges and agrees that USC is current in its interest payments or other obligations under the USC Equipment Loan Documents that are due and payable before the Agreement Date.

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(c)

USC unconditionally and irrevocably agrees to and acknowledges the unqualified and unconditional obligation for the USC Loans, without defense, affirmative defense, counterclaim, right of setoff, or other impediment to collection, the same, if existing, being expressly released and waived by USC in consideration for the Bank entering into this Agreement. USC hereby ratifies, affirms, reaffirms, acknowledges, confirms, and agrees the any USC Loan Documents to which it is a party represent the valid, enforceable, and binding obligations of USC.

1.4

Release. The Initial Loan Parties and Individual Guarantors unconditionally, irrevocably, jointly and severally release the Bank, its respective past, present or future affiliates, subsidiaries, holding company, owners, officers, directors, shareholders, employees, a.gents, independent contractors, attorneys, or other persons or entities employed or engaged by or affiliated with the Bank, in addition to any purchaser of all or a portion of any of the Existing Loans and current or future owners of participation in the Existing Loans (collectively, the “Released Parties”) (whether signatory hereto or not, and if not a party to this Agreement, being an intended (and not incidental) third party beneficiary hereof) from any causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Existing Loan Documents. The provisions of this Section 1 (including subsections 1.1 – 1.4 hereof) and the remainder of this Agreement shall inure to the Bank and also run in favor of and inure to the maximum extent permitted by law to intended (and not incidental) third-party beneficiaries, which the Initial Loan Parties and Individual Guarantors agree shall include, without limitation, the Released Parties.

2.

Addition of Adamis as Co-Borrower under the Existing Loan Documents. Effective as of the Merger Closing, without the necessity of further documentation by the parties hereto, the Existing Loan Documents shall be deemed to be amended to add Adamis as a co-borrower under each of the Existing Loans, with the intention that, pursuant to such amendment, Adamis shall assume responsibility as borrower for all obligations, duties and liabilities under the Existing Loan Documents, jointly and severally with the current borrower or borrowers under each of the Existing Loans. Notwithstanding the foregoing, the parties expressly agree each of the Initial Loan Parties shall remain, as applicable, a co-borrower under the each of the Existing Loan Documents as set forth immediately prior to execution of this Agreement, and accordingly: (a) each of the Initial Loan Parties’ rights under the Existing Loan Documents shall not be affected, nor shall they be relieved of their obligations, duties and liabilities thereunder, and (b) each of the Initial Loan Parties shall continue to be bound by all of the terms, provisions and conditions contained in the Existing Loan Documents.

3.

Assumption

(a)

By Adamis. Effective as of the Agreement Date, Adamis hereby accepts the foregoing assumption of rights, obligations, duties and liabilities and assumes and agrees to pay and to perform, jointly and severally with each of the Initial Loan Parties (as applicable) all of the obligations, duties and liabilities as an original borrower under the Existing Loan Documents, whether accruing on or after the date hereof, and further agrees that Adamis shall hereafter be bound by all of the terms, provisions and conditions contained in the Existing Loan Documents. Notwithstanding the foregoing assumption by Adamis, except for the 4HIMS Property, each respective security agreement or security interest issued in connection with the Existing Loans will apply only to the assets of the entity named therein.

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(b)

By USC. Effective as of the Agreement Date, USC hereby accepts the foregoing assumption of rights, obligations, duties and liabilities and assumes and agrees to pay and to perform, jointly and severally with each of the Initial Loan Parties (as applicable) all of the obligations, duties and liabilities as an original borrower under the Tribute Loan Documents, whether accruing on or after the date hereof, and further agrees that USC shall hereafter be bound by all of the terms, provisions and conditions contained in the Tribute Loan Documents.

4.

Forbearance.

4.1

Period. The Initial Loan Parties acknowledge that the Existing Loans are currently in default with respect to certain nonmonetary covenants contained in the Existing Loan Documents. All obligations of the Bank to forbear from pursuing its available remedies to collect the obligations evidenced and secured by the Existing Loan Documents shall conditionally exist until October 31, 2016 (the “Forbearance Period”). During the Forbearance Period, the Loan Parties shall be entitled to the benefits of subsection 4.3. Upon the expiration of the Forbearance Period, all monetary and nonmonetary obligations of the Loan Parties as set forth in the Existing Loan Documents shall be fully and completely reinstated.

4.2

Conditions to Obtain and Maintain the Forbearance Period. Notwithstanding the provisions of subsection 4.1, during the Forbearance Period the Loan Parties shall (i) continue to make all regularly scheduled payments of principal and interest due as set forth in the Existing Loan Documents; (ii) except to the extent modified herein, fully, completely and continuously comply with all covenants of the Loan Parties set forth in the Existing Loan Documents; and (iii) completely and continuously comply with any the provisions of this Agreement.

4.3

Forbearance from Exercise of Remedies. Subject to the terms and provisions contained herein, the Bank will not pursue available remedies existing as a result of the Loan Parties’ failure to comply with the nonmonetary covenants of the Loan Parties as set forth in the Existing Loan Documents, including, but not limited to, with respect to the (A) 4 HIMS Loan Agreement, the sections of such agreement and provisions entitled or related to (i) Business Existence and Operations, (ii) Fixed Charge Coverage Ratio, (iii) No Borrowings or Guarantees and (iv) Other Information covenants; (B) Tribute Loan Agreement, the sections of such agreement and provisions entitled or related to (i) Borrower Performance Covenant and (ii) Other Information covenants; and (C) USC Working Capital Loan and USC Equipment Loan Agreements, the sections of such agreement and provisions entitled or related to (i) Fixed Charge Coverage Ratio, (ii) Funded Debt to EBITDA Ratio, (iii) No Borrowings or Guarantees, (iv) Other Information Covenants, (v) Quarterly Trend Analysis, and (vi) Owner Buyout Note covenants.

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In addition, subject to the terms and provisions contained herein, during the Forbearance Period, the Bank will not exercise its rights to “demand’ payment under the “Promise to Pay” clause of the 4 HIMS Note, Tribute Note, USC Working Capital Note, and USC Equipment Note.

4.4

Termination of Forbearance Period. Upon termination of the Forbearance Period by expiration of time or resulting from any noncompliance of the Loan Parties with the conditions set forth in subsection 4.2, including the nonperformance of any of the conditions or covenants, or if any of the warranties and representations set forth in this Agreement prove to be incorrect, the parties agree that: (i) all obligations of the Loan Parties pursuant to the Existing Loan Documents and the Existing Loans shall be fully reinstated; (ii) the Bank shall have all rights and remedies provided the Bank pursuant to the Existing Loan Documents; and (iii) the Bank shall be entitled, to the maximum extent most beneficial to the Bank, to all rights and remedies allowed by any applicable law.

4.5

No Impairment; Forbearance Not a Waiver. Except as expressly set forth in this Agreement, the terms and provisions set forth in the Existing Loan Documents, all of which are incorporated herein, are unmodified and shall remain in full force and effect, the Loan Parties hereby ratifying and confirming such terms and provisions and this Agreement shall not be deemed to or shall in any manner prejudice or impair, or act as a release or relinquishment of, any of the Existing Loan Documents or any rights of the Bank under the Existing Loan Documents, or any lien, security interest or assignment granted to or held by the Bank in connection with the Existing Loans. The execution of this Agreement by the Bank does not constitute a waiver, limitation, or modification of any of the Bank’s rights or remedies under the Loan Documents or applicable law, all of which Bank hereby expressly reserves, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents. No omission or failure by the Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Loan Documents executed in connection herewith shall operate as a waiver of any right or remedy, which the Bank may have hereunder or under any applicable law. All rights and remedies shall be cumulative and may be exercised concurrently or consecutively. No single or partial exercise by the Bank of any right or remedy shall preclude the concurrent or subsequent exercise of any right or remedy.

5.

Cross-Collateralization. The Loan Parties and the Bank hereby acknowledge and agree that the real and personal property securing each of the Existing Loans shall also secure each of the other Existing Loans, as well as the Adamis New Loan, and also any and all extensions, renewals, modifications, replacements, substitutions or rearrangements of or for the Existing Loans or the Adamis New Loan, whether now existing or hereafter arising, and whether or not represented by any note or notes, or any guaranty, endorsement or contract of suretyship, or secured by any other security.

6.

Consent by Bank. Subject to the satisfaction of all conditions precedent set forth in Section 7 hereof, the Bank hereby expressly consents to the transfer of the 4HIMS Property and Tribute Property and the foregoing acceptance and assumption; provided, however, that such consent shall not constitute (a) a waiver of any right of Bank under the Loan Documents to require its consent to any further assignment or delegation or to any transfer or conveyance of any real or personal property for which consent is required under the terms of the Loan Documents, and/or (b) an agreement by the Bank to consent to any such further assignment or delegation or any such transfer or conveyance for which consent is required under the terms of the Loan Documents. Upon the acquisition of the 4 HIMS Property by Adamis, Bank consents to the termination of that certain lease between 4 HIMS and USC.

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7.

Conditions Precedent. The following are conditions precedent to Bank’s entering into this Agreement:

7.1

Title Commitment. The irrevocable commitment of Conway Title Services & Escrow, Inc. (“Title Company”) to issue CLTA 110.5, CLTA 104.8 and CLTA 111.4 (or equivalent) endorsements to Title Company’s Title Policy No. 72307-44557291, dated December 23, 2014, and Title Policy No. LX 992447, dated August 8, 2014 (“Existing Title Policy”), in each case in form and substance acceptable to Bank and without deletions or exceptions other than as expressly approved by Bank in writing, or the irrevocable commitment of a title company approved by Bank to issue a new policy identical to Existing Title Policy and including such title matters arising after the date of the existing title policy which are reasonably acceptable to Bank, insuring Bank that the priority and validity of all current mortgages provided by the Initial Loan Parties have not been and will not be impaired by this Agreement, the conveyance of the 4 HIMS Property, or the transactions contemplated hereby.

7.2

UCC Filings. Lien searches evidencing that the Bank is the sole lienholder with respect to any property securing the Loans, which may be secured by UCC-1 Financing Statement.

7.3

Certain Documentation. Receipt and approval by Bank of: (a) the executed original of this Agreement; and (b) any other documents and agreements which are required to effectuate the transactions contemplated by this Agreement, determined in the Bank’s sole and absolute discretion, in form and content acceptable to Bank.

7.4

Recordation of Certain Documents. Recordation in the Official Records of such documents and agreements, if any, required pursuant to this Agreement or which Bank has requested to be recorded or filed.

7.5

Organizational Documents. Delivery to Bank of the organizational documents and evidence of good standing of each of the Loan Parties, together with such resolutions or certificates as Bank may require, in form and content acceptable to Bank, authorizing the assumption and amendment of the Loans and executed by the appropriate persons and/or entities on behalf of each of the Loan Parties.

7.6

Accuracy of Representations and Warranties. The representations and warranties contained herein are true and correct.

7.7

Insurance. Receipt by Bank of certificates of insurance evidencing Adamis’ casualty insurance policy and comprehensive liability insurance policy with respect to the 4 HIMS Property, each in form and amount satisfactory to Bank.

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7.8

Opinion of Counsel. Bank shall have received such opinions of counsel as may be required by Bank’s counsel or the Loan Documents, addressed to Bank with respect to the enforceability, due execution and compliance of this Agreement, the transfer of the 4HIMS and Tribute Property, and the transactions referenced herein.

8.

Representations, Warranties and Covenants of Initial Loan Parties. To induce Bank to enter into this Agreement, 4 HIMS, Tribute and USC, jointly and severally, hereby represent and warrant to, and covenants with, Bank and Adamis as follows:

8.1.

Status of Title to 4 HIMS Property. 4 HIMS lawfully possesses and will hold fee simple title in and to the 4 HIMS Property until the transfer to Adamis, and the 4 HIMS Mortgage is a first and prior lien on the 4 HIMS Property.

8.2.

Status of Title to Tribute Property. Tribute lawfully possesses and will hold fee simple title in and to the Tribute Property until the transfer to USC, and the liens and security interests in the Tribute Property are first priority liens or security interests on the Tribute Property.

8.3.

Status of Title to USC Property. USC lawfully possesses and will hold fee simple title in and to the USC Property, and the liens and security interests in the USC Property are first priority liens or security interests on the USC Property.

8.4.

Legal Status; Authority; Enforceability--Initial Loan Parties. 4 HIMS is an Arkansas limited liability company validly existing and in good standing under the laws of the State of Arkansas. Tribute is a Nevada limited liability company validly existing and in good standing under the laws of the State of Arkansas. USC is an Arkansas corporation validly existing and in good standing under the laws of the State of Arkansas. Each of the Initial Loan Parties has all requisite power and authority to enter into this Agreement and to make the assignments and delegations provided for herein. Upon execution and delivery hereof, this Agreement shall constitute the legal, valid and binding obligations of each of the Initial Loan Parties, enforceable against each of the Initial Loan Parties in accordance with its terms.

9.

Representations and Warranties of Adamis. To induce Bank to enter into this Agreement, Adamis hereby represents and warrants to Bank as follows:

9.1.

Legal Status; Authority; Enforceability--Adamis. Adamis is a Delaware corporation validly existing and in good standing under the laws of the State of Delaware and the State of Arkansas. Adamis has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Upon the Agreement Date, the Loan Documents to which Adamis shall have become a party as a result hereof shall constitute the legal, valid and binding obligations of Adamis, enforceable against Adamis in accordance with their respective terms.

9.2.

Reports. All reports, documents, instruments and information delivered to Bank by Adamis or on behalf of Adamis in connection with Adamis’ assumption of liability under the Loans: (a) are correct and sufficiently complete to give Bank accurate knowledge of their subject matter; and (b) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

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9.3.

Embargoed Person. None of the funds or other assets of Adamis constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Economic Powers Act, 50 U.S.C. §§ 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., and any Executive Orders or regulations promulgated thereunder, including those related to Specially Designated Nationals and Specially Designated Global Terrorists (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in Adamis.

10.

General Provisions.

10.1.

Non-Control. In no event shall the rights of the Bank pursuant to this Agreement or the Loan Documents be deemed to imply the Bank is in control of the business, management or properties of the Loan Parties or has power over the daily management functions and operating decisions made by the Loan Parties. The Loan Parties warrant and represent to the Bank that no misconduct or other improper action by the Bank has taken place prior to the date hereof which could give rise to an affirmative defense or separate cause of action on the part of the Loan Parties. However, should the Loan Parties or the Individual Guarantors (or any of them) have any perception or reason (without requirement of validation) to believe or assert the Bank has not acted in good faith regarding the Loans or should such defense or cause of action exist as of the date hereof, in consideration for Ten Dollars ($10.00), the provisions of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Parties and Individual Guarantors (including all members, managers, employees, agents and independent contractors hereby jointly, severally, unconditionally and irrevocably release, discharge and agree to hold the Released Parties harmless from any claims, or possibility of a claim arising as a result thereof, whether known or unknown.

10.2.

References in Existing Loan Documents. As of the Agreement Date, as used in the Existing Loan Documents, except for this Agreement and, except as the context may otherwise require, all references in such Existing Loan Documents to Borrower (whether denominated therein as “Borrower” or “Trustor,” or otherwise) shall thereafter refer to and mean Adamis and each Initial Loan Party set forth in each of the Existing Loan Documents, jointly and severally.

10.3.

Continuing Force and Effect. Except as modified hereby, all of the terms and provisions of the Loan Documents will remain in full force and effect.

10.4.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective heirs, executors, administrators, successors and permitted assigns.

10.5.

Governing Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, without reference to conflicts of laws principles.

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10.6.

Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings or communications. This Agreement may not be amended or modified, except by a written agreement signed by the applicable Loan Parties (with such applicability determined under each of the Loan Documents) and Bank.

10.7.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

10.8.

Amendments and Modifications By Bank and Adamis. The Bank and Adamis will in good faith discuss mutually agreeable amendments or modifications to the Existing Loan Documents in light of the changes in circumstances resulting from the Merger and the transfer of the 4 HIMS Property and the Tribute Property to Adamis and USC, respectively.

10.9.

Confirmation By 4 HIMS, Tribute, USC and Adamis. 4 HIMS and Adamis acknowledge that they are parties to a Purchase and Sale Agreement dated as of March 28, 2016, entered into by and between Adamis and 4 HIMS relating to the transfer of the 4 HIMS Property and the assignment to Adamis of obligations under the 4 HIMS Loan Documents under an Assignment, Assumption and Consent Agreement dated as of March 28, 2016 (together, the “4 HIMS Assignment Agreements”); and Tribute and USC acknowledge that they are parties to an Asset Purchase Agreement dated as of March 28, 2016, entered into by and between Tribute and USC relating to the transfer of the Tribute Property and the assignment to USC of the obligations under the Tribute Loan Documents under an Assignment and Assumption Agreement made and entered into as of March 28, 2016 (together, the “Tribute Assignment Agreements”). 4 HIMS, Tribute and USC agree that the addition of Adamis as a Borrower under the 4 HIMS Loan Agreement and the Tribute Loan Agreement as provided in this Agreement, and the assumption by Adamis of obligations there under as a Borrower, shall be governed by the provisions of this Agreement rather than by any different or conflicting provisions in the 4 HIMS Assignment Agreements or the Tribute Assignment Agreements, all of which different or conflicting provisions shall be deemed superseded by the provisions of this Agreement.

10.10.

Release of Glover Mortgage. Notwithstanding any provision of this Agreement to the foregoing, the parties hereto agree that contemporaneously with consummation of this Agreement, the Bank hereby agrees to fully and unconditionally release the lien evidenced by the Glover Mortgage against the Glover Property.

10.11.

Release of 4 HIMS Individual Guarantors. Notwithstanding any provision of this Agreement to the foregoing, the parties hereto agree that contemporaneously with consummation of this Agreement, the Bank hereby agrees to fully and unconditionally release Eddie Glover and William L. Sparks as 4 HIMS Individual Guarantors under the 4 HIMS Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

INITIAL LOAN PARTIES:

4 HIMS, LLC,
an Arkansas limited liability company

By:	/s/ Eddie Glover
[Signature]

Eddie Glover
[Print Name]

Partner
[Title]

TRIBUTE LABS, LLC,
a Nevada limited liability company

By:	/s/Eddie Glover
[Signature]

Eddie Glover
[Print Name]

Partner
[Title]

US COMPOUNDING, INC.,
an Arkansas corporation

By:	/s/ Eddie Glover
[Signature]

Eddie Glover
[Print Name]

CEO
[Title]

[INDIVIDUAL GUARANTORS SIGNATURE PAGE FOLLOWS]

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INDIVIDUAL GUARANTORS:

/s/ Eddie Glover
Eddie Glover, an individual

/s/ William L. Sparks
William L. Sparks, an individual

/s/ Kristen Riddle
KRISTEN RIDDLE, an individual

[ADAMIS SIGNATURE PAGE FOLLOWS]

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Adamis:

Adamis Pharmaceuticals Corporation,
a Delaware corporation

By:	/s/ Robert O. Hopkins
[Signature]

Robert O. Hopkins
[Print Name]

Chief Financial Officer
[Title]

[BANK SIGNATURE PAGE FOLLOWS]

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Bank:

BEAR STATE BANK, INC,
a national banking association

By:	/s/ Steve Moore
[Signature]

Steve Moore
[Print Name]

Executive Vice President
[Title]

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